Exhibit 32.1

                          SECTION 906 CERTIFICATIONS

In connection with the quarterly report of Greenhold Group, Inc.. (the "Company") on Form 10-QSB for the quarter ended June 30, 2004 (the "Report"), I, John Harris, Principal Executive Officer and
Principal Financial Officer of the Company, certify, pursuant to
Section 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, that to my knowledge:

(1) The period fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in such report fairly presents, in all material respects, the financial condition and the results of operations of the Company.

GREENHOLD GROUP, INC.


  /s/ John Harris               Principal Executive Officer, Principal
--------------------            Financial Officer,
      John Harris               Principal Accounting Officer and Director



Date: August 12, 2004